EXHIBIT 21
                                   ----------

                         SUBSIDIARIES OF THE PARTNERSHIP




Name                                                        State of Formation
----                                                        ------------------

Realmark - Beaver, LLC                                      New York
Realmark - Countrybrook, LLC                                New York
Realmark - Columbia, LLC                                    New York
Realmark - Stonegate, LLC                                   New York